Exhibit E-3


IPALCO Enterprises, Inc.
       |
       |-------|
       |--------         Indianapolis Power & Light Company
       |                         |
       |                         |---     IPL Funding Corporation
       |                         |
       |                         |---     Tecumseh Coal Corporation*
       |                         |
       |                         |---     Sencord L.P.**
       |                         |
       |                         |---     Blue Triangle, L.P.**
       |                         |
       |                         |---     National Equity Fund, L.P.**
       |                         |
       |                         |---     St. Philip Neri, L.P.**
       |
       |--------         Mid-America Capital Resources, Inc.
       |                         |
       |                         |---     Mid-America Energy Resources, Inc.
       |                         |
       |                         |---     Cleveland Thermal Energy Corporation
       |                         |
       |                         |---     Cleveland District Cooling Corporation
       |                         |
       |                         |---     Store Heat and Produce Energy, Inc.*
       |                         |
       |                         |---     Indianapolis Campus Energy, Inc.
       |                         |
       |                         |---     Entertech Capital Partners II L.P.***
       |                         |
       |                         |---     essential.com, inc.****
       |
       |--------         Remittance Processing Services, LLC*
       |

*    Not a wholly owned subsidiary

** Low income housing limited partnership in which IPL holds a limited partnership investment interest for which it receives low-income tax credits. IPL's investment in these entities is small, being less than $1 million in all cases other than Sencord L.P. IPL's investment in Sencord is approximately $1.4 million. As a limited partner, IPL's interest in all of these entities is that of a passive investor without management control.

*** Mid-America holds a passive limited partnership interest in this company that engages in activities primarily related to electric and natural gas utilities and their convergence into broader utility-type service industries.

**** Mid-America owns a small (approximately $1.5 million) preferred stock passive investment interest in this Internet provider of energy and telecommunications services.